UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices)

(936) 355-1910

(Registrant’s telephone number, including area code)

Not applicable

(Former Name, Former Address and Former Fiscal Year, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On April 6, 2020, Aravive, Inc., a Delaware corporation (the “Company”), entered into an investment agreement (the “Investment Agreement”), by and among the Company, Eshelman Ventures, LLC, a North Carolina limited liability company (the “Investor”), and, solely for purposes of Article IV and Article V of the Investment Agreement, Fredric N. Eshelman, Pharm.D.

On April 8, 2020, pursuant to the Investment Agreement, the Investor purchased 931,098 shares of common stock, par value $0.0001 per share, of the Company (the “Purchased Shares”), for an aggregate purchase price of approximately $5,000,000.

Pursuant to the Investment Agreement, the Investor has agreed not to transfer the Purchased Shares for a period of six months following the date of acquisition, except for transfers to Dr. Eshelman, Dr. Eshelman’s spouse or direct lineal descendants, any trust established for the sole benefit of Dr. Eshelman or Dr. Eshelman’s spouse or direct lineal descendants, any entity in which the direct or indirect and beneficial owner of all voting securities of such entity is Dr. Eshelman or Dr. Eshelman’s spouse or direct lineal descendants and Dr. Eshelman’s heirs, executors, administrators or personal representatives upon the death, incompetency or disability of Dr. Eshelman.  Any individual or entity receiving the Purchased Shares in a permitted transfer must agree to be bound by the terms of the Investment Agreement.

The Company has agreed to use commercially reasonable efforts to file and cause to be declared effective prior to the six-month anniversary of the acquisition date a shelf registration statement on Form S-3 with respect to those Purchased Shares that are not otherwise registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

The Investment Agreement contains representations and warranties of the parties customary for transactions of this type.

Following the completion of the investment described above, Dr. Eshelman joined the Company’s board of directors (the “Board”) as non-executive Chairman.

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The representations and warranties contained in the Investment Agreement were made solely for the benefit of the parties to the Investment Agreement. In addition, such representations and warranties (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Investment Agreement; (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Investment Agreement; and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company.  Accordingly, the Investment Agreement is included with this filing only to provide investors with information regarding the terms of the Investment Agreement, and not to provide investors with any other factual information regarding the Company or its business. Stockholders should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Investor or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Investment Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02.  Unregistered Sales of Equity Securities.

Pursuant to the Investment Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, on April 8, 2020, the Company sold 931,098 shares of its common stock to the Investor for an aggregate purchase price of approximately $5,000,000. There were no underwriting discounts or commissions.

The issuance and sale of the Purchased Shares were made in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act. The Company sold the Purchased Shares to an “accredited investor” as defined in Rule 501(a) of the Securities Act and did not engage in a general solicitation or advertising with respect to the issuance and sale of the Purchased Shares.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Officers

On April 8, 2020, Srini Akkaraju, Jay Shepard, Robert Hoffman and Rekha Hemrajani resigned as directors of the Company and Ms. Hemrajani resigned as the Company’s Chief Executive Officer and President. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Appointment of Directors and Officers

Effective April 8, 2020, Fredric N. Eshelman, Pharm.D., age 71, was appointed to the Company’s Board as a Class III director up for re-election in 2021 and non-executive Chairman of the Board. Fred Eshelman is the Founder of Eshelman Ventures, LLC, an investment company primarily interested in healthcare companies. Previously, he founded and served as Chairman and Chief Executive Officer of Pharmaceutical Product Development, Inc. (PPDI) prior to the sale of the company to private equity interests. After PPD, he served as founding chairman and was the largest shareholder of Furiex Pharmaceuticals, Inc. (FURX), a company which in-licensed and rapidly developed new medicines. Furiex was sold to Forest Laboratories Inc. (which was later acquired by Actavis) in 2014. His career has also included positions as SVP development and board member of the former Glaxo, Inc., as well as management positions with Beecham Laboratories and Boehringer Mannheim Pharmaceuticals. He is currently chairman of several biotechs, and previously was chairman of The Medicines Company (MDCO) and was on the board of Bausch Health (BHC). Dr. Eshelman has served on the executive committee of the Medical Foundation of North Carolina and was appointed by the North Carolina General Assembly to serve on the Board of Governors for the state's multi-campus university system (chair of audit committee), as well as the North Carolina Biotechnology Center. In addition, he chairs the board of visitors for the School of Pharmacy at University of North Carolina at Charlotte (UNC-CH). The school was named the UNC Eshelman School of Pharmacy in recognition of his many contributions to the school and the profession.

He has received many awards including the Davie and Distinguished Service Awards from UNC, outstanding alumnus from both the UNC and University of Cincinnati schools of pharmacy, Life Science Leadership Award (CED) and the North Carolina Biotech Hall of Fame. Dr. Eshelman received the doctor of pharmacy from the University of Cincinnati, completed a residency at Cincinnati General Hospital, and received a BS Pharm from UNC-CH. He completed the OPM program at Harvard Business School. Dr. Eshelman also received an honorary doctor of science from UNC-CH.

Effective April 8, 2020, Dr. Gail McIntrye, age 57, was appointed as the Company’s Chief Executive Officer and President and member of the Company’s Board as a Class II director, up for re-election in 2020. Dr. McIntyre has served as the Company’s Chief Scientific Officer since February 2019. Dr. McIntyre also served as the Company’s Senior Vice President of Research and Development from October 12, 2018, when the Company, then known as Versartis, Inc., and Aravive Biologics, Inc. (“Private Aravive”), completed a merger and reorganization (the “Merger”), pursuant to which Private Aravive survived as the Company’s wholly owned subsidiary, until February 2019 and served as Private Aravive’s Senior Vice President of Research and Development from January 2017 to October 2018 and a consultant to Private Aravive from August 2016 until January 2017. Having brought multiple drugs to market, Dr. McIntyre has more than 25 years of experience in drug development, strategic business development, licensing and M&A activities. Dr. McIntyre has served as a principal at IntelliDev Consulting, LLC providing consulting services to several biotechnology companies for three years, while also serving as Vice President of Development for Meryx, Inc. from January 2014 until January 2016. Prior to that, Dr. McIntyre held the position of Senior Vice President of Research at Furiex Pharmaceuticals, Inc. and previously served as head of PPD’s compound partnering business. At both Furiex and PPD, she strategized and managed all preclinical and clinical activities for drug development programs and was responsible for identification of new partnering opportunities and technical due diligence for both in-licensing opportunities and new business acquisitions. At PPD, she led the partnering and the in-licensing of Alogliptin from Syrrx, Inc. at pre-IND stage and the licensing to Takeda at Phase 2. She was instrumental to the licensing of Dapoxetine to what is currently Johnson & Johnson and then The Menarini Group. She played a pivotal role in the $1.1 billion acquisition of Furiex by Allergan in 2014 and successfully negotiated with the FDA’s Controlled Substance Staff on scheduling for Viberzi, in addition to driving all aspects of development. Dr. McIntyre has authored more than 30 regulatory submissions and is a board-certified toxicologist. Her experience covers multiple therapeutic areas including oncology (including immune-oncology), infectious diseases, central nervous system, gastrointestinal, and metabolic/endocrine as well as various therapies including small drugs, treatment vaccines, antibodies, immunoconjugates and peptide mimetics. Dr. McIntyre is also board certified in Clinical Pathology (hematology and clinical chemistry) by the American Society of Clinical Pathology. Dr. McIntyre received her B.A. in Biology from Merrimack College. She earned M.S. and Ph.D. degrees in Biochemistry and Biophysics from the University of North Carolina at Chapel Hill.

Dr. Eshelman has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.10 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-193997) filed with the Securities and Exchange Commission on March 6, 2014, and such exhibit is incorporated by reference herein.

The size of the Company’s board of directors was set at five, and Dr. Eshelman and Dr. Raymond Tabibiazar were appointed to serve, along with the current remaining members of each committee, on the audit committee and nominating and corporate governance committee and Dr. Amato Giaccia was appointed to serve on the Compensation Committee.

There are no family relationships among any of the Company’s directors or executive officers. In addition, none of the directors or officers is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements of Certain Directors and Officers.

Effective as of April 8, 2020, the Company entered into an amendment (the “Amendment”) to the Offer Letter (the “Offer Letter”) that it had entered into with Dr. McIntyre on March 26, 2020. The Amendment provides, among other things, (i) that Dr. McIntyre will serve as the Company’s Chief Executive Officer,(ii) an annual base salary of $415,000 for such service; (iii) a target bonus equal to 45% of Dr. McIntyre’s annual base salary; (iv) up to 12 months of salary continuation and reimbursement of COBRA coverage and  a pro-rated portion of her year-end target bonus contingent upon corporate goals being met,  if terminated for any reason other than Cause or Permanent Disability and not in connection with a Change in Control (as such terms are defined in the Offer Letter”). Dr. McIntyre was also granted an option to purchase 80,000 shares of common stock vesting pro rata on a monthly basis over a four year period.

The Company entered into an agreement (the “Option Agreement”) with each of Srini Akkaraju, Jay Shepard and Robert Hoffman to extend the period for which each of them has the right to exercise vested options from three months to one year from the date of resignation. In addition, the agreements with Mr. Hoffman and Dr Akkaraju provide for full accelerated vesting of all options granted to each of them and the agreement with Mr. Shepard provides for acceleration of vesting of the options and restricted stock units granted to him that would have otherwise vested on or before the twelve month anniversary of the resignation date. In addition, the Company and Ms. Hemrajani entered into a separation agreement (the “Separation Agreement”) providing for a payment to her of her base salary and reimbursement of COBRA payments for a period of six months in addition to the extension of the period for which she has the right to exercise vested options from three months to one year and accelerated vesting of 25% of the options and restricted stock units granted to her. The separation agreement contains a non-disparagement obligation on both parties and a standard release of claims on the part of Ms. Hemrajani.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing descriptions of the Option Agreements, Separation Agreement and Amendment do not purport to be complete and are qualified in their entirety by reference to the Option Agreement and Separation Agreement, which are filed as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7 hereto and are incorporated herein by reference.

Item 8.01.  Other Events.

On April 9, 2020, the Company issued a press release regarding the matters discussed in Items 1.01, 3.02 and 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1

Investment Agreement, dated as of April 6, 2020, by and among the Company, Eshelman Ventures, LLC, and, solely for purposes of Article IV and Article V of the Investment Agreement, Fredric N. Eshelman, Pharm.D.

10.2

Form of Indemnification Agreement by and between the Company and each of its directors and officers (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-193997) filed with the SEC on March 6, 2014).

10.3	Separation Agreement dated April 8, 2020 between the Company and Rekha Hemrajani.
10.4	Option Agreement dated April 8, 2020 by and between the Company and Srini Akkaraju.
10.5	Option Agreement dated April 8, 2020 by and between the Company and Jay Shepard.
10.6	Option Agreement dated April 8, 2020 by and between the Company and Robert Hoffman.
10.7	Amendment to Offer Letter dated as of April 8, 2020 by and between the Company and Gail McIntyre.
99.1	Press Release, dated April 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 9, 2020	ARAVIVE, INC. (Registrant)
By: /s/ Vinay Shah Name: Vinay Shah Title: Chief Financial Officer